EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-182445, 333-188462, 333-194210, 333-202331, 333-209785, 333-216330, and 333-223331) and Form S-3 (No. 333-224670) of ServiceNow, Inc. of our report dated February 20, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 20, 2020